Exhibit 99.1
Medicis and Teva Announce Settlement Agreement
SCOTTSDALE, Ariz. and JERUSALEM, March 18, 2009 — Medicis (NYSE:MRX) and Teva Pharmaceutical Industries Ltd. (Nasdaq:TEVA) (Teva) today announced they have agreed to terminate all legal disputes between them relating to SOLODYN(R) (minocycline HCl, USP) Extended Release Tablets. Pursuant to an agreement entered into between the parties, Teva has confirmed that Medicis’ patents relating to SOLODYN(R) are valid and enforceable, and cover Teva’s activities relating to its generic product under Abbreviated New Drug Application (ANDA) #65-485. As part of the settlement, Teva has agreed to immediately stop all further shipments of generic SOLODYN(R). Medicis has agreed to release Teva from liability arising from any prior sales of its generic SOLODYN(R), which were not authorized by Medicis.
Under the terms of the Settlement Agreement, Teva has the option to market its generic versions of SOLODYN(R) 45mg, 90mg and 135mg under the SOLODYN(R) intellectual property rights belonging to Medicis commencing in November 2011, or earlier under certain conditions. Additional terms were not disclosed.
About Teva
Teva Pharmaceutical Industries Ltd., headquartered in Israel, is among the top 20 pharmaceutical companies in the world and is the world’s leading generic pharmaceutical company. The Company develops, manufactures and markets generic and innovative human pharmaceuticals and active pharmaceutical ingredients, as well as animal health pharmaceutical products. Over 80 percent of Teva’s sales are in North America and Europe.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the brands RESTYLANE(R) (hyaluronic acid), PERLANE(R) (hyaluronic acid), DYNACIN(R) (minocycline HCl), LOPROX(R) (ciclopirox), PLEXION(R) (sodium sulfacetamide 10% and sulfur 5%), SOLODYN(R) (minocycline HCl, USP) Extended Release Tablets, TRIAZ(R) (benzoyl peroxide), LIDEX(R) (fluocinonide) Cream 0.05%, VANOS(R) (fluocinonide) Cream 0.1%, ZIANA(R) (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL(R) (sodium phenylbutyrate) Tablets and Powder, AMMONUL(R) (sodium phenylacetate and sodium benzoate) Injection 10%/10%, the LIPOSONIX(R)(1) system and the over-the-counter brand ESOTERICA(R).
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. RESTYLANE(R) and PERLANE(R) are registered trademarks of HA North American Sales AB. All other marks are the property of their respective owners.
(1) The LIPOSONIX(R) system is currently not approved for sale or use in the U.S.

CONTACT:	Medicis
Kara Stancell
(480) 291-5854